As filed with the Securities and Exchange Commission on May 4, 2001.

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

SUPREMA SPECIALTIES, INC.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

New York                                        11-2662625
---------------------------------------         -------------------------------
State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)               Identification No.)

510 East 35th Street, P.O. Box 280, Paterson, New Jersey 07543-0280
-------------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)

1998 Stock Option Plan and 1999 Stock Incentive Plan
--------------------------------------------------------------------------------
(Full title of the plan)

            Mr. Mark Cocchiola, President and Chief Executive Officer
                            Suprema Specialties, Inc.
510 East 35th Street, P.O. Box 280, Paterson, New Jersey 07543-0280
-------------------------------------------------------------------
(Name and address of agent for service)

                                 (973) 684-2900
--------------------------------------------------------------------------------
(Telephone number, including area code, of agent for service)

                                    Copy to:
                                Ethan Seer, Esq.
                        Blank Rome Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174
                            Telephone: (212) 885-5000
                            Facsimile: (212) 885-5001

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed              Proposed
                                                           Maximum               Maximum
                                                           Offering              Aggregate             Amount of
Title of Securities                Amount to be            Price Per             Offering              Registration
to be Registered                   Registered              Share(1)              Price(1)              Fee
----------------                   ----------              --------              --------              ---
Common Stock,                      1,000,000               $7.50                 7,500,000             $1,875.00
par value $.01                     shares
per share                          (2)(3)



     (1) Estimated solely for the purposes of calculating the registration fee and based (a) as to the 499,500 shares of Common Stock that may be issued upon the exercise of options previously granted under the registrant's 1998 Stock Option Plan ("98 Plan") and the 352,000 shares of Common Stock that may be issued upon the exercise of options already granted under the registrant's 1999 Stock Incentive Plan ("99 Plan"), upon the average price at which such options may be exercised and (b) as to the remaining 500 shares of Common Stock that may be issued upon exercise of options reserved for issuance under the 98 Plan and the 148,000 shares of Common Stock that may be issued upon exercise of options or the grant of other stock-based awards under the 99 Plan, on the basis of the average of the high and low prices for the Common Stock as quoted on NASDAQ on April 26, 2001.

     (2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 98 Plan and the 99 Plan.

     (3) Represents 500,000 and 500,000 shares, respectively, that may be issued under the 98 Plan and the 99 Plan, respectively.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.*

     Item 2. Registrant Information and Employee
             Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

     (2) Form 10-K/A, Amendment No. 1 to the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

     (3) The registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

     (4) The registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000;

     (5) The description of the registrant's common stock, par value $.001 per share (the "Common Stock"), contained in the registrant's Registration Statements on Form 8-A dated May 3, 1991 as filed with the Commission, and any amendments thereto; and

     (6) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     The legality of the Common Stock offered hereby will be passed upon for the registrant by the law firm of Blank Rome Tenzer Greenblatt LLP.

     Item 6. Indemnification of Directors and Officers.


     Section 722 of the New York Business Corporation Law which governs the indemnification of directors, officers, employees and agents of a corporation is hereby incorporated herein by reference. Section 402 of the New York Business Corporation Law which provides that a corporation's certificate of incorporation may provide that a director or officer shall have limited liability to the corporation or to its shareholders, with certain exceptions, is hereby incorporated herein by reference. Reference is made to Articles 7 and 8 of the registrant's Certificate of Incorporation, as amended, which provides for indemnification and limitations on liability in the manner and to the fullest extent permitted by New York law. The general effect of these provisions may make it more difficult for shareholders to obtain monetary damages in connection with suits that seek redress for actions taken by directors.

     The employment agreements between the registrant and its Chief Executive Officer and its Executive Vice President provide for the registrant to indemnify such officers to the fullest extent permitted by the laws of the State of New York.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Suprema pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     Exhibit No.                Description
     -----------                -----------


         5.1                    Opinion of Blank Rome Tenzer
                                Greenblatt LLP

         23.1                   Consent of BDO Seidman, LLP

         23.2                   Consent of Blank Rome Tenzer
                                Greenblatt LLP (included in
                                Exhibit 5.1)

         24.1                   Powers of Attorney (included
                                on the signature page of this
                                Registration Statement)

     Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (2) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 6 of
Part II of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 ("Act") and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paterson, State of New Jersey, on this 30th day of April 2001.

                                 SUPREMA SPECIALTIES, INC.
                                          (Registrant)


                                 By:   /s/ Mark Cocchiola
                                    -------------------------------------------
                                       Mark Cocchiola, Chief Executive
                                       Officer and President

     Each person whose individual signature appears below hereby authorizes each of Mark Cocchiola and Paul Lauriero or either of them as his or her true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                     Title                            Date
         ---------                     -----                            ----

/s/Mark Cocchiola               Chairman of the Board,            April 30, 2001
-----------------------         Chief Executive Officer
Mark Cocchiola                  and President
                                (Principal Executive
                                Officer)


/s/ Paul Lauriero               Executive Vice                    April 30, 2001
-----------------------         President and Director
Paul Lauriero

/s/ Steven Venechanos           Chief Financial Officer           April  , 2001
-----------------------         (Principal Financial
Steven Venechanos               and Accounting Officer)


/s/ Marco Cocchiola             Director                          April 30, 2001
-----------------------
Marco Cocchiola


/s/ Rudolph Acosta, Jr.         Director                          April 30, 2001
-----------------------
Dr. Rudolph Acosta, Jr.


/s/ Paul DeSocio                Director                          April 30, 2001
-----------------------
Paul DeSocio


/s/ Barry S. Rutcofsky          Director                          April 30, 2001
-----------------------
Barry S. Rutcofsky

                                  Exhibit Index


Exhibit No.                            Description
-----------                            -----------
    Page
    ----

    5.1                                Opinion of Blank Rome Tenzer
                                       Greenblatt LLP

   23.1                                Consent of BDO Seidman, LLP

   23.2                                Consent of Blank Rome Tenzer Greenblatt
                                       LLP (included in Exhibit 5.1)

   24.1 Powers of Attorney (included on the signature page of the Registration Statement)


-----------